UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2006

Date of Report (Date of earliest event reported)

SANDY SPRING BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-19065 (Commission File Number)	52-1532952 (IRS Employer Identification Number)

17801 Georgia Avenue

Olney, Maryland 20832

(Address of principal executive offices)

(301) 774-6400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

On December 13, 2006, Sandy Spring Bancorp, Inc., a Maryland corporation (“Bancorp”) and CN Bancorp, Inc., a Maryland corporation (“CNB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Bancorp agreed to acquire CNB by way of a merger of CNB with and into Bancorp, with Bancorp being the surviving corporation in the merger (the “Merger”). In connection with the Merger Agreement, certain CNB stockholders entered into a Voting Agreement with Bancorp, whereby they have agreed to vote their shares in favor of the Merger.

The Merger Agreement also provides for the merger of County National Bank, a national banking association and a wholly owned subsidiary of CNB (“County National”), with and into Sandy Spring Bank, a Maryland bank and trust company and a wholly owned subsidiary of Bancorp (“SSB”). The merger of County National and SSB will be governed by a separate merger agreement (the “Bank Merger Agreement”).

In connection with the transaction, Jan W. Clark, CNB’s President and Chief Executive Officer and John G. Warner, its Executive Vice President, entered into employment agreements with SSB which are contingent upon and effective as of the effective time of the Merger.

The Merger Agreement

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of CNB’s common stock will be converted into the right to receive either (i) $25.00 in cash (the “Cash Election Price”), or (ii) 0.6657 of a share of Bancorp’s common stock (the “Exchange Ratio” and, together with the Cash Election Price, the “Merger Consideration”). Each stockholder of CNB will be entitled to elect the number of its shares of CNB common stock to be exchanged for the Cash Election Price, subject to a proration which will provide that Bancorp will pay cash for a minimum of 40% and a maximum of 50% of the outstanding shares of CNB common stock and issue shares of Bancorp common stock in exchange for a minimum of 50% and a maximum of 60% of the outstanding shares of CNB common stock. The Merger is intended to be a tax free reorganization as to the portion of the Merger Consideration received as Bancorp common stock. Outstanding CNB stock options granted under CNB’s equity plans will be automatically converted into fully vested options to purchase Bancorp common stock, provided that Bancorp may offer to cash out options for a per share payment equal to the difference between the Cash Election Price and the per share exercise price of such option.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by CNB that (i) CNB will not (A) solicit proposals relating to alternative business combination transactions involving CNB or its assets or (B) subject to certain exceptions, enter into discussions regarding, or provide material non-public information in connection with, an alternative business combination transaction involving CNB or its assets, (ii) CNB will hold a stockholders meeting to consider the approval of the Merger and the adoption of the Merger Agreement, and (iii) CNB’s board of directors will recommend that CNB’s stockholders adopt and approve the Merger Agreement and the Merger.

The Merger Agreement provides that the closing of the Merger is subject to customary conditions which include the adoption and approval of the Merger and the Merger Agreement by the stockholders of CNB and the receipt of all required regulatory approvals. The Merger Agreement also provides for termination rights of both Bancorp and CNB under certain circumstances, and further provides that, upon termination of the Merger Agreement under specified circumstances, CNB is required to pay Bancorp a termination fee of $1,764,000.

The foregoing summary is intended to provide information about the terms of the Merger and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The terms and information in the Merger Agreement should not be relied upon as disclosures about Bancorp or CNB. Bancorp’s public disclosures are those set forth in its reports filed with the SEC. The Merger Agreement, although included as an exhibit to this Form 8-K, is not intended to change or supplement the disclosures in Bancorp’s SEC filings.

The Bank Merger Agreement

Pursuant to the Bank Merger Agreement, County National will merge with and into SSB, with SSB as the surviving bank and (a) each share of County National common stock issued and outstanding and (b) each share of County National common stock owned by County National as treasury stock will be cancelled and shall cease to exist and no stock of SSB or other consideration shall be delivered in exchange therefor. In the Bank Merger Agreement, County National and SSB agreed to observe and perform the agreements and covenants of their respective parent corporations in the Merger Agreement and to take all other actions necessary under applicable laws and regulations to consummate the transactions contemplated by the Bank Merger Agreement, subject to and in accordance with the applicable provisions of the Merger Agreement. The Bank Merger Agreement provides for its automatic termination in the event that CNB and Bancorp terminate the Merger Agreement. The foregoing summary is qualified in its entirety by reference to the full text of the Bank Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference.

The Voting Agreement

On December 13, 2006, certain stockholders of CNB, each of whom is a director and/or officer of CNB, entered into a Voting Agreement with Bancorp whereby each such stockholder agreed to vote his/her shares in favor of the adoption and approval of the Merger and the Merger Agreement. Such stockholders collectively own approximately 35% of the outstanding CNB common stock. The foregoing summary is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Employment Agreements

In connection with the transaction: (i) Jan W. Clark, the president and chief executive officer of CNB, entered into an employment agreement with SSB which is contingent upon and effective as of the effective time of the Merger, pursuant to which Mr. Clark would be employed as the president of a CNB division of SSB with an annual base salary of $200,870; and (ii) John G. Warner, the executive vice president of CNB, entered into an employment agreement with SSB which is contingent upon and effective as of the effective time of the Merger, pursuant to which Mr. Warner would be employed as the chief operating officer of a CNB division of SSB with an annual base salary of $171,500.

Item 8.01.	Other Events

On December 14, 2006 Bancorp issued a press release announcing that: (a) Bancorp and CNB had entered into the Merger Agreement; and (b) SSB and County National had entered into the Bank Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

2.1	Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bancorp, Inc. and CN Bancorp, Inc.

2.2	Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bank and County National Bank.

10.1	Voting Agreement dated December 13, 2006 by and among Sandy Spring Bancorp, Inc. and the stockholders of CN Bancorp, Inc. who are signatories thereto.

99.1

Press Release issued by Sandy Spring Bancorp, Inc. dated December 14, 2006 announcing the execution of the: (a) Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bancorp, Inc. and CN Bancorp, Inc.; and (b) Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bank and County National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandy Spring Bancorp, Inc.
(Registrant)

By:	/s/ Hunter R. Hollar

Name:	Hunter R. Hollar
Title:	President and Chief Executive Officer

Date: December 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bancorp, Inc. and CN Bancorp, Inc.

2.2	Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bank and County National Bank.

10.1	Voting Agreement dated December 13, 2006 by and among Sandy Spring Bancorp, Inc. and the stockholders of CN Bancorp, Inc. who are signatories thereto.

99.1

Press Release issued by Sandy Spring Bancorp, Inc. dated December 14, 2006 announcing the execution of the: (a) Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bancorp, Inc. and CN Bancorp, Inc.; and (b) Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bank and County National Bank.